NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
shelley.whiddon@alliancedata.com

Pacific Dental Services
Matt Hall
Director of Marketing
714-508-3600
hallm@pacden.com

Kyle Guerin
PR Manager
714-508-3600
guerink@pacden.com

ALLIANCE DATA SIGNS MULTI-YEAR AGREEMENT WITH
PACIFIC DENTAL SERVICES

Alliance Data to Provide Private Label Credit Card and Marketing Services
to Facilitate Financing of Patient Procedures

DALLAS – Sept. 30, 2009 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a multi-year agreement with business support services provider, Pacific Dental Services (PDS) to provide patient financing and marketing services via a private label credit card program for dental and orthodontic procedures, performed in affiliated dental practices. Headquartered in Irvine, Calif., PDS provides its comprehensive business support services to a growing network of dental and orthodontic practices throughout California, Nevada, Arizona, Colorado and Texas. In 2008, PDS recorded revenues in excess of $270 million, with nearly 2,500 employees and 170 affiliated dental practices. The company is on track to surpass $300 million in revenue in 2009 across nearly 200 affiliated dental practices.

Under the terms of the agreement, Alliance Data will provide integrated private label credit card services, including receivables funding; credit authorization; statement generation; remittance processing; customer service functions; and marketing services in support of the private label credit card program. Additionally, Alliance Data will integrate account acquisition, authorization and settlement services into Pacific Dental’s practice management system to allow for seamless account acquisition and patient financing.

“Since 1994, Pacific Dental Services has helped launch nearly 200 dental practices. This new private label credit card program drives brand value, while the integrated process is convenient for the patients at our affiliated dental practices. Providing patients with a quick and easy process to finance dental treatment as part of the sales cycle is critical in driving growth,” said Stephen Thorne, president and founder, Pacific Dental Services. “Giving our network of 500 talented dentists the tools, technology and marketing support they need to grow their practices is the essence of our business, and we’re excited about working with Alliance Data to expand those offerings to our affiliated dental practices.”

“Pacific Dental Services is truly a progressive company—a thought-leader in the dental industry that is experiencing a growing demand for its services,” said Ivan Szeftel, president of Retail Services for Alliance Data. “We’re pleased to develop this partnership with Pacific Dental Services, which will greatly enhance the service offering for its affiliated dental practices, which already include technologically advanced operations, such as electronic dental records, digital x-rays, and “same day crown” CEREC™ technology. Our credit and marketing solutions will allow Pacific Dental Services to connect with their affiliated dental practices’ patients in a new and meaningful way, increasing customer convenience and loyalty, while also driving growth.”

About Pacific Dental Services
Pacific Dental Services (PDS) is the leader in providing business support services for dental practices for the western region of the United States. Since 1994, PDS has helped develop nearly 200 locations throughout California, Nevada, Arizona, Colorado and Texas. Today, PDS has nearly 2,500 employees and 500 affiliated dentists. For more information, please visit www.PacificDentalServices.com.

About Alliance Data
Alliance Data (NYSE: ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data. Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at approximately 50 locations worldwide. Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

# # #